Exhibit 3.5

ARTICLES OF ORGANIZATION

OF

DESTINATION RESORTS LLC

An Arizona Limited Liability Company

1. Name. The name of the limited liability company shall be Destination Resorts LLC (the “Company”).

2. Known Place of Business. The address of the known place of business of the Company is c/o Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

3. Agent for Service of Process. The name and address of the agent for service of process for the Company are: Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

4. Management. Management of the Company is reserved to the members.

5. Name and Address of Member. The name and address of the sole member of the Company is Hilton Holdings, Inc., a Nevada corporation, 9336 Civic Center Drive, Beverly Hills, California 90210.

DATED: October 22, 2007.

/s/ K. Allen Anderson
Name: K. Allen Anderson
Vice President and Assistant Secretary of Hilton
Holdings, Inc.

ARTICLES OF MERGER

OF DESTINATION RESORTS, INC.,

AN ARIZONA CORPORATION (Corporate No. 0237190-0)

INTO

DESTINATION RESORTS LLC,

AN ARIZONA LIMITED LIABILITY COMPANY

Pursuant to Arizona Revised Statutes § 29-754, Destination Resorts LLC, an Arizona limited liability company, hereby files the following Articles of Merger:

1. A Plan of Merger relating to the merger (the “Plan of Merger”) is on file at the following place of business of the surviving business entity, and the surviving business entity will provide a copy of the Plan of Merger on request and without cost to any person who holds an interest in a business entity that is a party to the merger: 9336 Civic Center Drive, Beverly Hills, California 90210.

2. Each business entity that is a party to the merger approved the Plan of Merger in the manner provided by law.

3. There are no amendments to the Articles of Organization of the surviving business entity.

4. The future effective date of the merger is October 24, 2007.

5. The surviving business entity is a business entity organized under the law of the State of Arizona.

In Witness Whereof, K. Allen Anderson, the Vice President of the sole member of Destination Resorts LLC has been designated, pursuant to the Plan of Merger, to execute these Articles of Merger on behalf of Destination Resorts LLC, and has executed these Articles of Merger as of October 22, 2007.

DESTINATION RESORTS LLC, an Arizona limited liability company

By:	HILTON HOLDINGS, INC., a Nevada corporation, Its Sole Member

By	/s/ K. Allen Anderson
Name: K. Allen Anderson
Its: Vice President and Assistant Secretary

PLAN OF MERGER

Pursuant to Sections 10-1101, et seq. and 29-751, et seq. of the Arizona Revised Statutes (“A.R.S.”), DESTINATION RESORTS, INC., an Arizona corporation (sometimes referred to as the “Corporation”), and DESTINATION RESORTS LLC, an Arizona limited liability company (sometimes referred to as the “Company”), have adopted and approved this Plan of Merger.

1. The names and jurisdictions of organization of each business entity that plans to merge are as follows:

DESTINATION RESORTS, INC., an Arizona corporation, and

DESTINATION RESORTS LLC, an Arizona limited liability company.

2. The name of the surviving business entity is as follows:

DESTINATION RESORTS LLC, an Arizona limited liability company.

3. The terms and conditions of the proposed merger (the “Merger”) are as follows:

As soon as practicable after the approval and execution of this Plan of Merger, DESTINATION RESORTS LLC shall cause (1) articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Arizona Corporation Commission in accordance with A.R.S. § 29-754. The future effective date of the Merger is October 24, 2007.

4. The manner and basis of converting the obligations, rights or securities of, or interests in DESTINATION RESORTS, INC. into the obligations, rights or securities of, or interests in DESTINATION RESORTS LLC are as follows:

All shares of capital stock of DESTINATION RESORTS, INC. shall be converted into limited liability company interests in DESTINATION RESORTS LLC.

5. K. Allen Anderson, the Vice President of Hilton Holdings, Inc., the sole member of the Company, is hereby designated to execute and file the Articles of Merger with the Arizona Corporation Commission, as required by A.R.S. § 29-754.

6. No Amendments shall be made to the Articles of Organization of Destination Resorts LLC.

7. The street address of the chief executive office of the surviving business entity is 9336 Civic Center Drive, Beverly Hills, California 90210.

In Witness Whereof, the parties hereto have executed this Plan of Merger as of October 22, 2007.

DESTINATION RESORTS, INC., an Arizona corporation

By	/s/ Bryan S. White
Name: Bryan S. White
Its: Vice President

DESTINATION RESORTS LLC, an Arizona limited liability company

By:	HILTON HOLDINGS, INC,
a Nevada corporation, As Sole Member

By /s/ K. Allen Anderson
Name: K. Allen Anderson
Its: Vice President and Assistant Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

DESTINATION RESORTS LLC

1. The name of the limited liability company is DESTINATION RESORTS LLC (the “Company”).

2. The initial Articles of Organization of the Company were filed on October 22, 2007, File No. L-1402947-4.

3. The Articles of Organization of the Company are amended by deleting

Paragraph 5 and by adding a new Paragraph 5 to read in its entirety as follows:

“5. Name and Address of Member. The name and address of the sole member of the Company are: Hilton Holdings LLC, a Nevada limited liability company, 9336 Civic Center Drive, Beverly Hills, California 90210.

Dated as of October 25, 2007.

SOLE MEMBER:

HILTON HOLDINGS LLC,
an Nevada limited liability company

By	/s/ Andrew Lax
Name: Andrew Lax
	Its:	Vice President